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                                                                 EXHIBIT 21

                PROVIDENCE JOURNAL COMPANY AND ITS SUBSIDIARIES
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Providence Journal Company ("PJ")

     1.  Providence Journal Broadcasting Corp. ("PJBC")

         a.  Journal Broadcasting of Charlotte, Inc.
         b.  Journal Broadcasting of Kentucky, Inc.
         c.  Journal Broadcasting of New Mexico, Inc.
         d.  Mountain States Broadcasting, Inc.

     2.  Colony Communications, Inc. ("Colony")

     3.  Colony Cable Networks, Inc. ("CCN")

     4.  Colony/Linkatel Networks, Inc.

     5.  Colony/PCS, Inc.

     6.  Fountain Street Corporation ("FtnSt")

     7.  Mathewson Street Parking Corporation ("MSPC")

     8.  M/I Acquisition Corp. ("M/I Ac.")

     9.  PJ Programming, Inc. ("PJ Prog")

     10. The Providence Journal Company

     11. Washington Street Garage Corporation

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               COLONY COMMUNICATIONS, INC. AND ITS SUBSIDIARIES
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Colony Communications, Inc. ("Colony")

     1.  CCF Management Services,Inc.

     2.  CCI Management Services,Inc.

     3.  Colony Cablevision of Lakewood, Inc.

     4.  Colony Cablevision of Southeastern Massachusetts, Inc.

     5.  Colony Interconnects, Inc.

     6.  Dynamic Cablevision of Florida, Inc. ("Dyn")

     7.  Lowell Cable Television, Inc.

     8.  U.S. Cablevision Corp.

     9.  Vision-Cable Company of Rhode Island, Inc.

     10. Westerly Cable Television, Inc.

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                         JOINT VENTURES (50% INTEREST)
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A.  King Holding Corp. ("King")

    1.  King Broadcasting Company ("KBC")

        a.  King Videocable Company ("KVC")

            i.   King Videocable Company-Minnesota
            ii.  King Videocable Company-Newhall
            iii. King Videocable Company-TwinFalls("KV-TF")

                 (a)  King Videocable Company - Idaho

        b.  King Videocable Company - Valencia


        c.  King News Corporation


B.  Copley/Colony, Inc. ("Cop/Col")

    1.  Copley/Colony Cablevision of Costa Mesa, Inc.

    2.  Copley/Colony Cablevision of Cypress, Inc.

    3.  Copley/Colony Cablevision of Lomita, Inc.

    4.  Copley/Colony Cablevision of Los Angeles County, Inc.

    5.  Copley/Colony Cablevision of Orange County, Inc.

    6.  Copley/Colony Harbor Cablevision, Inc.

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